UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

April 28, 2014

Date of Report (date of Earliest Event Reported)

CANNAMED CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53447	20-5893809
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

350 N. Glendale Avenue, Suite B#212
Glendale, CA 91206
 (Address of principal executive offices and zip code)
(702) 751-8455
(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                 On April 28, 2014, Vitaly Melnikov resigned as Cannamed Corporation’s (the “Company”) Chief Financial Officer. On April 30, Mr. Melnikov resigned from his position as a director. These resignations were effective immediately.

            On April 28, 2014, the Company’s Board of Directors appointed Paul Shively, 57, as Chief Financial officer. Mr. Shively will serve as Chief Financial Officer on a part-time basis. The Company and Mr. Shively have entered into a two-year Executive Employment Agreement pursuant to which Mr. Shively will be compensated on an hourly basis at a rate of $125 per hour. Mr. Shively is also to receive an option to purchase 400,000 shares of the Company’s common stock. This option shall vest and become exercisable over the two year employment term.

            Mr. Shively holds a Doctorate in Education and is considered by many to be an expert in business development, fiscal management and corporate compliance, with over 26 years’ experience in business development. After beginning in upper management in the fast food industry, Mr. Shively transitioned to private practice in accounting and corporate compliance. Mr. Shively has helped over 500 business entities operating in the legal cannabis space. Since approximately 2007, Mr. Shively has been, and will remain, employed as the CEO of Paul Shively & Associates, Inc., a full-service consulting and professional services firm. During the course of his career, Mr. Shively has developed vast experience in taxation, nonprofit strategies, trademarks, corporate compliance and business acquisitions. He is a recognized expert witness in the Los Angeles County Superior Court system and has served as a guest instructor on corporate formation at Los Angeles-area universities. Over the past ten years, Mr. Shively has also served on the board of over a dozen nonprofit and for profit entities and been involved in the formation of hundreds of corporations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                          CANNAMED CORPORATION

Date: May 2, 2014                                                                                                                                 By:/s/ Jordan Shapiro

                                                                                                                                                                       Jordan Shapiro

                                                                                                                                                                       President and CEO